Exhibit 99.1

Select Energy Services Announces Early Termination Of HSR Waiting Period

GAINESVILLE, Texas, Aug. 24, 2017 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) ("Select" or "the Company"), a leading provider of total water solutions to the U.S. unconventional oil and gas industry, today announced that Select and Rockwater Energy Solutions, Inc. ("Rockwater") have received notice from the Department of Justice and the Federal Trade Commission granting early termination of the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the proposed merger previously announced on July 18, 2017 pursuant to which Select and Rockwater will merge in a stock-for-stock transaction. Accordingly, the merger closing condition with respect to the expiration or termination of the waiting period under the HSR Act has been satisfied. Completion of the merger remains subject to satisfaction or waiver of certain other conditions, including the filing with the Securities and Exchange Commission (the "SEC") of the information statement describing the proposed merger by Select and the subsequent mailing of this information statement to Select's stockholders.

About Select Energy Services, Inc.

Select is a leading provider of total water solutions to the U.S. unconventional oil and gas industry.  Select provides for the sourcing and transfer of water (both by permanent pipeline and temporary pipe) prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment, flowback, hauling, and disposal.  For more information, please visit http://selectenergyservices.com.

About Rockwater Energy Solutions, Inc.

Rockwater Energy Solutions is a leading provider of comprehensive water management solutions to the North American unconventional oil and gas industry and believes it is the only company that provides complementary chemistry products and expertise in connection with its water solutions. Rockwater's water management solutions include water sourcing, transfer, treatment, testing, remote monitoring, and storage; site and pit surveys; flowback and well testing; fluids conditioning and recycling and field fluids logistics.  It also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well, which the company believes gives it a unique competitive advantage in the energy industry. Rockwater currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in North America, including the Permian Basin, the Mid-Continent (including the SCOOP/STACK plays), the Bakken, Western Canada, the Marcellus and Utica basins, the Rockies and the Eagle Ford. For more information, please visit http://www.rockwaterenergy.com.

Cautionary Statement Regarding Forward Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results.  We have attempted to identify any forward-looking statements by using words such as "expect", "will", "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements.

Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the "Risk Factors" section of the prospectus we filed with the SEC on April 24, 2017, relating to our recently completed initial public offering and the "Risk Factors" section of our most recent Quarterly Report on Form 10-Q filed with the SEC on August 11, 2017.

You should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Select intends to file relevant materials with the SEC, including Select's information statement in preliminary and definitive form. Stockholders are advised to read all relevant documents filed with the SEC, including Select's information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, documents will also be available for free from Select by contacting the Company at 1820 N I-35, Gainesville, TX 76240 or (940)-668-1818.

WTTR-PR

Contacts:	Select Energy Services
Gary Gillette, CFO & SVP
Justin Briscoe, VP, Corporate Development
(940) 668-0259
IR@selectenergyservices.com

Dennard ▪ Lascar Associates
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com